UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

Atomera Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

750 University Avenue, Suite 280
Los Gatos, California 95032

(Address of principal executive offices) (zip code)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Atomera Incorporated (“Company”) today announced that it has developed a corporate website (“Website”) dedicated to providing information from time to time concerning the Company, its industry and semiconductor and related technologies. In addition to hosting Company press releases, links to the Company’s SEC reports and other traditional forms of shareholder and investor disclosure and communications, the Website will include corporate blog-style updates concerning the Company, the industry it serves and its technologies. The Website is located at www. atomera.com and allows parties to subscribe for email alerts when new information is published on the site.

The Company is filing this Form 8-K for purposes of disclosing the development of the Website and informing its shareholders and other interested parties that the Company intends to post material information on the Website from time to time and that the Company intends to utilize the Website as channel of distribution of material information concerning the Company to its shareholders and other interested parties in accordance with the SEC’s Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOMERA INCORPORATED

June 16, 2017	By:	/s/ Scott A. Bibaud
Scott A. Bibaud,
President and Chief Executive Officer

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